UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant [x]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[   ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[X] Soliciting Material under ss. 240.14a-12

PMA Capital Corporation
(Name of Registrant as Specified In Its Charter)
     N/A
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

N/A

(2)	Aggregate number of securities to which transaction applies:

N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

N/A

(4)	Proposed maximum aggregate value of transaction:

N/A

(5)	Total fee paid:

N/A

[   ]    Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
2) Form, Schedule or Registration Statement No.:

3) Filing Party:
4) Date Filed:

On June 21, 2010 PMA Capital Corporation provided the following document to brokers, agents and clients of the Company:

Overview:  Who is ORI?
Founded in 1923, Chicago-based Old Republic International Corporation (ORI) is an insurance holding company, with operations throughout the US and Canada.

•	ORI subsidiaries market, underwrite and provide risk management services for a wide variety of coverages, principally in the property and liability, mortgage guaranty and title insurance fields.

•	ORI is one of the nation's 50 largest publicly owned insurance organizations with assets of approximately $14.2 billion and 5900 employees.

•	The Office of the Chief Executive Officer oversees all ORI business interests. Aldo C. Zucaro is the Chairman of the Board and Chief Executive Officer.

ORI Financials
ORI 2009 consolidated revenues were $3.8 billion; and as of March 31, 2010 total assets are $14.2 billion and shareholders equity is $4.0 billion.

ORI has three major business segments:

Business Segment	% of Revenues	Revenue Size
General Insurance Group (Property and Liability)	54%	$2.05B
Mortgage Guaranty Insurance Group	20%	$746M
Title Insurance Group	24%	$914M
Other Revenues	2%	$84M

General Insurance Group

This business segment is the largest of ORI business segments as measured by assets, capital commitment, revenues and contributions to consolidated pre-tax earnings.  Among the ORI subsidiaries comprising this segment are:

•	The Bituminous Insurance Companies—offering specialized risk transfer programs for the forest products, gas and oil, and construction industries.

•	Great West Casualty Company—serving the transportation industry.

•	Old Republic Insurance Company—is a regional middle-market insurance carrier focused on the healthcare industry.

www.pmacompanies.com • www.pmagroup.com

General Insurance Group gross premiums by major coverages include (2009):
•	Commercial Auto	30.1%
•	Other Specialty Coverages	21.0%
•	Workers’ Compensation	19.6%
•	Property	18.7%
•	General Liability	10.6%

Gross Premiums by Industry served (2009):
•	Transportation	32.6%
•	General Industry	23.7%
•	Contractors	17.4%
•	Financial Indemnity	10.2%
•	Housing	5.7%
•	Aviation	4.3%
•	Gas and Oil	3.9%
•	Forest Products	1.6%

Mortgage Guaranty Insurance Group
Policies issued by the Republic Mortgage Insurance Company (RMIC) protect lenders across the U.S. from losses due to defaults on first mortgages for residential properties where the homebuyer made a down payment of less than 20% of the home’s purchase price.

Old Republic Title Insurance Group
Old Republic Title Insurance Group (ORTIG) provides title insurance policies for real estate purchasers and investors.  Products and services protect customers from financial losses and hardships related to unknown judgments and liens, forged transfers, inconsistencies within a property’s title or misapplication of fiduciary funds.

Summary of ORI Financial Performance
We believe ORI is a financially strong, diversified insurance company with over $14.2 billion in total assets and $4.0 billion in shareholders’ equity as of March 31, 2010.

In 2008 and 2009 ORI reported consolidated operating losses.  Weak housing and finance markets adversely impacted the company’s mortgage guaranty, title, and consumer credit insurance businesses.  These were the company’s first operating losses in the last 34 years.

ORI’s core Property and Casualty insurance businesses have a strong profitability record.  They have a disciplined approach to underwriting, risk management, and claims.  ORI’s principle Property and Casualty insurance subsidiaries have A.M. Best ratings of A+.  These ratings were affirmed in September 2009, but were assigned a negative outlook as a result of ORI’s consolidated operating losses.  These losses were attributable to the mortgage guaranty insurance businesses.

www.pmacompanies.com • www.pmagroup.com

ORI Subsidiary	A.M. Best	Fitch	Moody’s	S&P
Bituminous Casualty	A+	A+	A1	A+
Great West Casualty	A+	A+	A1	A+
Old Republic Insurance	A+	A+	A1	A+
Republic Mortgage Insurance	Not rated	BBB-	Ba1	BBB-
Old Republic National Title Insurance	A	A+	A1	A

ORI’s Mortgage Guaranty insurance business has posted pre-tax operating losses for the past three years, after a string of profitable years.  Recent results were mostly driven by the poor economic and housing market conditions, and ORI management anticipates pre-tax operating losses will continue this year and potentially into 2011.

ORI’s Title insurance business posted a small pre-tax profit in 2009 after incurring pre-tax losses in the prior two years, again as a result of the state of the economy and housing market.

We believe that ORI’s financial condition and operating strategy is sound.

How does ORI conduct business?
•
ORI’s Office of the Chief Executive Officer oversees all Old Republic International Corporation business subsidiaries.  This team oversees the development and execution of each ORI subsidiary’s annual business plan.

•
Each operating subsidiary has its own Office of the CEO consisting of the subsidiary CEO and executive staff.  Each subsidiary is responsible for achieving their business plan and consistent long term profitability.

•
ORI’s performance reflects an entrepreneurial spirit, a long-term orientation in the management of its business, and a corporate structure that promotes accountability and encourages the taking of prudent business risk.

•	The Company operates in a decentralized manner that emphasizes specialization by type of insurance coverage, industries and economic sectors, and client bases.
•	ORI has a disciplined underwriting, risk management and claims performance culture that focuses on successful long-term growth and profitability.

Important Information
In connection with the proposed transaction, PMA will file a proxy statement with the Securities and Exchange Commission (the “SEC”).  INVESTORS AND SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER, PMA AND OLD REPUBLIC.

Investors and shareholders may obtain free copies of the proxy statement and other documents filed by PMA (when available), at the SEC’s Web site at www.sec.gov or at PMA’s web site at www.pmacapital.com. The proxy statement and such other documents may also be obtained, when available, for free from PMA by directing such request to Investor Relations, PMA Capital Corporation, 380 Sentry Parkway, Blue Bell, Pennsylvania, telephone: 610-397-5298.

PMA and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from PMA’s shareholders in connection with the proposed transaction. Information concerning the interests of those persons is set forth in PMA’s proxy statement relating to the 2010 annual meeting of shareholders and annual report on Form 10-K for the fiscal year ended December 31, 2009, both filed with the SEC, and will also be set forth in the proxy statement relating to the transaction when it becomes available.

www.pmacompanies.com • www.pmagroup.com